UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Coherent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-1622541
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5100 Patrick Henry Drive
Santa Clara, California	95054
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common Stock, $0.01 par value per share	The NASDAQ Stock Market, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.  Description of Registrant’s Securities to be Registered

Coherent, Inc. (the “Registrant”) registers hereunder its Common Stock, $0.01 par value per share (the “Common Stock”).  A description of the Registrant’s Common Stock, as well as previously registered Common Share Purchase Rights and a description of the anti-takeover effects of Delaware law and the Registrant’s Amended and Restated Certificate of Incorporation and Bylaws are incorporated herein by reference to the section captioned “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-3 (File No. 333-135669), as originally filed with the Securities and Exchange Commission on July 10, 2006, as amended.

Item 2.  Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The NASDAQ Stock Market, LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 12, 2008	COHERENT, INC.

	By:	/s/ Bret M. DiMarco
Bret M. DiMarco
Executive Vice President and General Counsel